                                                                   EXHIBIT 10.11

                            PBG STOCK INCENTIVE PLAN

         1. Purposes. The principal purposes of the PBG Stock Incentive Plan (the "Plan") are: (a) to improve individual employee performance by providing long-term incentives and rewards to employees of the Company; (b) to assist the Company in attracting, retaining and motivating employees with experience and ability; and (c) to associate the interests of such employees with those of PBG's shareholders.

         2. Definitions. Unless the context clearly indicates otherwise, the following terms, when used in this Plan, shall have the meanings set forth below:

                  (a) "Award" means the grant of an Option, Restricted Stock or Share Award, or any or all of them.

                  (b) "Board" means the Board of Directors of The Pepsi Bottling Group, Inc.

                  (c) "Committee" means the Executive Development and Compensation Committee of the Board, as appointed from time to time by the Board, consisting of two or more members of the Board who are not eligible to participate in the Plan and who have not, within one year prior to their appointment to the Committee, participated in the Plan; provided, however, that prior to the date PBG becomes a separately held public company, the Compensation Committee of the Board of Directors of PepsiCo, Inc. shall serve as the Committee for purposes of this Plan.

                  (d) "Common Stock" or "Stock" means PBG Common Stock, par value $0.01 per share.

                  (e) "Company" means The Pepsi Bottling Group, Inc., its divisions, direct and indirect subsidiaries and affiliates.

                  (f) "Fair Market Value" means an amount equal to the average of the high and low sales prices for Common Stock as reported on the composite tape for securities listed on The New York Stock Exchange, Inc. on the date in question (or, if no sales of Stock were made on said Exchange on such date, on the next preceding day on which sales were made on such Exchange), except that such average price shall be rounded up to the nearest one-fourth.

                  (g) "Grant Date" means the date an Award is granted under the Plan. The date of grant of an Award shall be the date as of which the Committee determines that such Award shall become effective.

                  (h) "Grantee" means an eligible employee of the Company who has been granted Restricted Stock or a Share Award under the Plan.

                  (i) "Option" or "Stock Option" means a right granted under the Plan to an Optionee to purchase a share of Common Stock at a fixed price for a specified period of time.

                  (j) "Option Exercise Price" means the price at which a share of Common Stock covered by an Option granted hereunder may be purchased.

                  (k) "Optionee" means an eligible employee of the Company who has received a Stock Option granted under the Plan.

                  (l) "PBG" means The Pepsi Bottling Group, Inc., a Delaware corporation.

                  (m) "Restricted Stock" means Stock issued to an eligible employee pursuant to Section 7 of this Plan.

                  (n) "Retirement" means a termination of employment with the Company after the employee has (i) fulfilled the requirements for either a normal, early or disability retirement pension (as defined under the Company's retirement program applicable to such employee at the date of termination of employment) and (ii) affirmatively elected to retire from employment.

                  (o) "Share Award" means Stock issued to an eligible employee pursuant to Section 8 of this Plan.

                  (p) "Totally Disabled" shall have the meaning set forth in the Company's long-term disability program applicable to such employee.

         3. Administration. The Plan shall be administered by the Committee, which shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan as the Committee deems necessary or advisable. The Committee's powers include, but are not limited to (subject to the specific limitations described herein), authority to determine the employees to be granted Awards under the Plan, to determine the size and applicable terms and conditions of grants to be made to such employees, to determine the time when Awards will be granted and to authorize grants to eligible employees. The Committee's interpretations of the Plan, and all actions taken and determinations made by the Committee concerning any matter arising under or with respect to the Plan or any Awards granted hereunder, shall be final, binding and conclusive on all interested parties, including PBG, its shareholders and all former, present and future employees of the Company. The Committee may delegate some or all of its power and authority hereunder to the Chief Executive Officer of PBG, such delegation to be subject to such terms and conditions as the Committee in its discretion shall determine. The Committee may as to all questions of accounting rely conclusively upon any determinations made by the independent public accountants of PBG.

         4. Stock Available for Awards. The shares that may be delivered or purchased under the Plan shall not exceed an aggregate number of shares of Common Stock to be determined from time to time by the Committee, subject to any adjustments which may be made pursuant to Section 12 hereof. Shares of Stock used for purposes of the Plan may be either shares of authorized but unissued Common Stock or treasury shares or both. Stock covered by Awards which have terminated or expired prior to exercise or have been surrendered or canceled shall be available for further grants of Awards hereunder.

         5. Eligibility. All those employees of the Company who shall be determined from time to time by the Committee to be eligible shall participate in the Plan; provided, however, that no employee may be granted Awards in the aggregate which, if exercised, would result in that employee receiving more than 10% of the maximum number of shares available for issuance under the Plan.

         6. Options. Each Option granted hereunder shall be in writing and shall contain such terms and conditions as the Committee may determine, subject to the following:

                  (a) Option Exercise Price. The Option Exercise Price shall be equal to the Fair Market Value of a share of Common Stock on the Grant Date; provided, however, that the Option Exercise Price of Options granted to eligible employees as of the date PBG becomes a separate publicly held company shall be the price per share at which Stock is initially offered for sale to the public.

                  (b) Term and Exercise Dates. Options granted hereunder shall have a term of no longer than ten (10) years from the Grant Date and shall become exercisable in accordance with the terms of their grant. A grant of Options may become exercisable in installments. To the extent that Stock Options are not exercised when they become initially exercisable, they shall be carried forward and be exercisable until the expiration of the term of such Stock Options, subject to the provisions of Sections 6(e) and (f) hereof.

                  (c) Exercise of Option. To exercise an Option, the holder thereof shall give notice of his or her exercise to PBG, or its agent, specifying the number of shares of Common Stock to be purchased and identifying the specific Options that are being exercised. The Committee may, from time to time, establish procedures relating to effecting such exercises. Stock Options must be exercised for full shares of Common Stock; no fractional shares shall be issued as a result of exercising an Option. Notwithstanding anything to the contrary herein, an employee of the Company shall be permitted to exercise his or her Options only if he or she is: (i) actively at work;
         (ii) on vacation; (iii) receiving disability benefits; (iv) receiving benefits from a severance plan which explicitly provides for the exercise of options; (v) on layoff; or (vi) on medical (including leave under the Family and Medical Leave Act), child care/parental, funeral, military or jury duty leave. An Option is exercisable during an Optionee's lifetime only by the Optionee; provided, however, that in the event the Optionee is incapacitated and unable to exercise Options, such Options may be exercised by such Optionee's legal guardian, legal representative, fiduciary or other representative who the Committee deems appropriate based on applicable facts and circumstances.

                  (d) Payment of Option Exercise Price. The Option Exercise Price for the Options being exercised must be paid in full at time of issuance of the Common Stock.

                  (e) Effect of Termination of Employment, Disability or Death. Unless the Committee shall determine otherwise, no Option may be exercised by an Optionee after the termination of his or her employment with the Company, except that: (i) if such termination occurs by reason of the Optionee's death, all Options then held by the Optionee shall become immediately exercisable as of the date of death and may be exercised by such Optionee's executor (or, if none, his or her legal representative) until the expiration of such Options in accordance with their terms; (ii) if such termination occurs by reason of the Optionee's becoming Totally Disabled, all Options then held by the Optionee shall continue to become exercisable and shall be able to be exercised by the Optionee (or his or her legal representative) in accordance with their terms; (iii) if such termination occurs by reason of the Optionee's Retirement, all Options then held by the Optionee shall become immediately exercisable as of the date of such Retirement and may be exercised by the Optionee until the expiration of such Options in accordance with their terms; and (iv) if such termination is voluntary by the employee or is by action of the Company (except as described in Section 6(f) hereof), all Options then held by the

         Optionee which are exercisable at the date of termination shall continue to be exercisable by the Optionee until the earlier of ninety
         (90) calendar days after such date or the expiration of such Options in accordance with their terms. Unless the Committee shall determine otherwise, all Options which are not exercisable as of the date of the Optionee's termination of employment shall automatically terminate and lapse ninety (90) calendar days after such date of termination and shall not be permitted to vest during such ninety-day period, unless the registered owner is re-employed by the Company prior to the date on which such Options terminate and lapse.

                  (f) Misconduct. In the event that an Optionee has (i) used for profit or disclosed to unauthorized persons, confidential information or trade secrets of the Company, (ii) breached any contract with or violated any fiduciary obligation to the Company, (iii) engaged in unlawful trading in the securities of PBG or of another company based on information gained as a result of that Optionee's employment with the Company, or (iv) committed a felony or other serious crime, then that Optionee shall forfeit all rights to any unexercised Options granted under the Plan and all of that Optionee's outstanding Options shall automatically terminate and lapse, unless the Committee shall determine otherwise.

                  (g) Nontransferability of Options. During an Optionee's lifetime, his or her Options shall not be transferable and shall only be exercisable by the Optionee (or his or her legal representative) and any purported transfer shall be null and void. No Option shall be transferable other than by will or the laws of descent and distribution.

                  (h) Buy Out of Option Gains. At any time after any Stock Option becomes exercisable, the Committee shall have the right to elect, in its sole discretion and without the consent of the holder thereof, to cancel such Option and to cause PBG to pay to the Optionee the excess of the Fair Market Value of the shares of Common Stock covered by such Option over the Option Exercise Price of such Option at the date the Committee provides written notice (the "Buy Out Notice") of its intention to exercise such right. Buy outs pursuant to this provision shall be effected by PBG as promptly as possible after the date of the Buy Out Notice. Payments of buy out amounts may be made in cash, in shares of Common Stock, or partly in cash and partly in Common Stock, as determined by the Committee in its discretion. To the extent payment is made in shares of Common Stock, the number of shares shall be determined by dividing the amount of the payment to be made by the Fair Market Value of a share of Common Stock at the date of the Buy Out Notice. In no event shall PBG be required to deliver a fractional share of Common Stock in satisfaction of this buy out provision. Payments of any such buy out amount shall be made net of any applicable foreign, federal (including FICA), state and local withholding taxes.

                  (i) Employment by the Company. To the extent the vesting, exercise, or term of any stock option award is conditioned on employment by the Company, an award recipient whose Company employment terminates through a Company-approved transfer to an allied organization: (i) shall vest in and be entitled to exercise any stock option award immediately prior to the transfer, (ii) shall have employment with the allied organization treated as employment by the Company in determining the term of such award and the period for exercise, and (iii) shall have the allied organization considered part of the Company for purposes of applying the misconduct provisions of subsection (f) above. The Chief Personnel Officer shall specify the entities that are considered allied organizations as of any time. This subsection shall be given effect in applying the fourth sentence of subsection (c) above and notwithstanding subsection (e) above.

         7. Restricted Stock. Each Award of Restricted Stock granted hereunder shall be in writing and shall contain such terms and conditions as the Committee may determine, subject to the following:

                  (a) Rights of Grantee. Shares of Restricted Stock granted hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted provided that the Grantee has executed any and all documents which the Committee may, in its discretion, require as a condition to the issuance of Stock (e.g., an Award agreement, blank stock powers or an escrow agreement). At the discretion of the Committee, Stock issued in connection with a Restricted Stock Award shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise, upon delivery of the Stock to the escrow agent, the Grantee shall have all of the rights of a stockholder with respect to such Stock, including the right to vote the Stock and to receive all dividends or other distributions paid or made with respect to the Stock.

                  (b) Non-Transferability. Until all restrictions upon the Restricted Stock awarded to a Grantee have lapsed in the manner set forth in Section 7(c), such Stock shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

                  (c) Lapse of Restrictions. Restrictions upon Restricted Stock shall lapse at such time or times and on such terms and conditions as the Committee may determine. The written terms and conditions governing the Award shall set forth any such restrictions. Unless the Committee shall determine otherwise, such terms and conditions shall provide that upon a Grantee's termination of employment (including Retirement), all Restricted Stock held by the Grantee which remains subject to restrictions as of the date of termination shall be returned to, or canceled by, the Company and shall be deemed to have been forfeited by the Grantee, except that: (i) if such termination occurs by reason of the Grantee's death, all restrictions on such Restricted Stock shall lapse on the date of death; and (ii) if such termination occurs by reason of the Grantee's becoming Totally Disabled, all restrictions on such Restricted Stock shall continue to lapse in accordance with their terms.

                  (d) Dividends. At the time an Award of Restricted Stock is granted, the Committee may, in its discretion, determine that the payment to the Grantee of dividends declared or paid on such Stock by the Company shall be (i) deferred until the lapsing of the restrictions imposed upon such Restricted Stock and (ii) held by the Company for the account of the Grantee until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Stock (which shall be held as additional shares of Restricted Stock) or held in cash. If deferred dividends are to be held in cash, there may be credited periodically interest on the amount of the account at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of shares of Restricted Stock (whether in cash or additional Stock), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Restricted Stock in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Restricted Stock shall be forfeited upon the forfeiture of such Restricted Stock.

                  (e) Delivery of Shares. Upon the lapse of restrictions on Restricted Stock, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such Stock, free of all restrictions hereunder.

         8. Share Awards. The Committee may grant a Share Award to any eligible employee on such terms and conditions as the Committee may determine in its sole discretion. Share Awards may be made as additional compensation for services rendered by the eligible employee or may be in lieu of cash or other compensation to which the eligible employee is entitled from the Company.

         9. Amendment. The Committee may, at any time, amend, suspend or terminate the Plan, in whole or in part, provided that no such action shall adversely affect any rights or obligations with respect to any Awards granted under the Plan prior to such action. The Committee may amend the terms and conditions of outstanding Awards; provided, however, that (i) no such amendment shall be adverse to the holders of the Awards, (ii) no such amendment shall extend the period for exercise of an Option, and (iii) the amended terms of the Award would be permitted under this Plan.

         10. Foreign Employees. Without amending the Plan, the Committee may grant Awards to eligible employees who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries in which the Company operates or has employees.

         11. Registration, Listing and Qualification of Shares. Each Award shall be subject to the requirement that, if at any time the Committee shall determine that the registration, listing or qualification of the shares covered thereby upon any securities exchange or under any foreign, federal, state or local law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase of shares thereunder, no such Award may be exercised or sold unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any person exercising an Option shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements.

         12. Adjustment for Change in Stock Subject to Plan. In the event of any change in the outstanding shares of Common Stock by reason of any stock split, stock dividend, recapitalization, spin-off, merger, consolidation, combination or exchange of shares or other similar corporate change, such equitable adjustments may be made in the Plan and the Awards granted hereunder as the Committee determines are necessary or appropriate, including, if necessary, an adjustment in the number of shares applicable to Awards then outstanding, the Option Exercise Prices applicable to Options then outstanding and the number of shares which are reserved for issuance under the Plan. Any such adjustment shall be conclusive and binding for all purposes of the Plan.

         13. No Rights to Awards or Employment. No employee or other person shall have any claim or right to be granted an Award under the Plan. Having received an Award under the Plan shall not give an employee any right to receive any other grant under the Plan. No person who has received an Award shall have any rights to or interest in any Award except as set forth herein. Neither the Plan nor any action taken hereunder shall be construed as giving any person any right to be retained in the employ of the Company.

         14. Withholding. In order to enable the Company to meet any applicable foreign, federal (including FICA), state and local withholding tax requirements, an Optionee or Grantee shall be required to pay the amount of tax to be withheld at the time such Optionee or Grantee recognizes taxable income in connection with the receipt of Stock or cash hereunder. No share of Stock shall be delivered to any Optionee or Grantee until all such amounts have been paid.

         15. Rights as Shareholder. No Optionee or Grantee shall have any rights as a holder of Common Stock with respect to Awards granted hereunder, unless and until certificates for shares of Common Stock are issued to such Optionee or Grantee.

         16. Other Actions. This Plan shall not restrict the authority of the Committee or of PBG, for proper corporate purposes, to grant or assume stock options, other than under the Plan, to or with respect to any employee or other person.

         17. Costs and Expenses. Except as provided in Sections 6 and 14 hereof with respect to taxes and except for certain other fees and commissions related to the exercise of Options, the costs and expenses of administering the Plan shall be borne by PBG and shall not be charged to any Award nor to any Optionee or Grantee.

         18. Plan Unfunded. The Plan shall be unfunded. Except for reserving a sufficient number of authorized shares to the extent required by law to meet the requirements of the Plan, PBG shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the delivery of Common Stock pursuant to an Award granted under the Plan.

         19. Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

         20. Effectiveness and Duration of the Plan. This Plan is effective as of March 30, 1999. No Award shall be granted hereunder after April 1, 2009.